UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 29, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

EXPLANATORY NOTE

Rayonier Inc. is filing this amendment to its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 29, 2014, to refurnish the press release attached as Exhibit 99.1 thereto. The revised press release corrects the classification of a prior year cellulosic biofuel producer tax credit, which should be attributed to discontinued operations rather than continuing operations. As a result of such correction, “pro forma net income” for the six months ended June 30, 2013 as described in the press release should be $42 million or $0.31 per share, rather than $62 million or $0.47 per share. Corresponding adjustments were made in the revised press release, including to the tables and financial statements therein, with respect to income tax (expense) benefit, income from continuing operations, income from discontinued operations, and pro forma net income for the six months ended June 30, 2013, including as presented on a per share basis where applicable. The correction does not change “net income” for the six months ended June 30, 2013 or any of the reported results for the quarter and six months ended June 30, 2014 or for the quarter ended June 30, 2013.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 29, 2014, Rayonier Inc. issued a press release announcing financial results for the quarter ended June 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release dated July 29, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ H. EDWIN KIKER
H. Edwin Kiker
Senior Vice President and Chief Financial Officer

August 8, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated July 29, 2014.	Furnished herewith

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